                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 for Zenith Flexible Life, issued through the New England Variable Life Separate Account (File No. 33-88082). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By: /s/   Stephen E. Roth
                                          -------------------------------------
                                          Stephen E. Roth

Washington, D.C.
September 17, 2003